UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    August 12, 2010

CTD HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

Florida	000-30451	59-3029743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

27317 N.W. 78th Avenue High Springs, FL		32643
(Address of principal executive offices)		(Zip Code)
(386) 454-0887
(Issuer’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On September 15, 2010, NanoSonic Products, Inc. (“NSP”), a wholly-owned subsidiary of CTD Holdings, Inc. (the “Company”), completed the acquisition of real property and two vacant buildings totaling 6,280 square feet  located at 14120 N.W. 126th Terrace in Alachua, Florida (the “Property”), pursuant to the Commercial Contract dated August 12, 2010 (the “Purchase Agreement”) between NSP and two persons unaffiliated with NSP, Damon and Danielle Stone (collectively, the “Sellers”).  NSP paid $471,600 in cash at closing, including $468,000.00 paid to the Sellers for the purchase of the Property and $3,600 paid to third parties for acquisition-related transaction costs.  NSP intends to use the Property as its corporate headquarters and manufacturing and distribution center.

NSP and the Company funded the purchase price through a loan from the Sellers. For a description of this loan, see Item 2.03 of the Form.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 15, 2010, NSP and the Company borrowed $440,000 from the Sellers (the “Loan”) to fund the acquisition of the Property.  The Loan matures on September 15, 2015 and accrues interest at a rate of 5.375% per annum.  The Loan requires payment of (i) monthly installments of accrued interest in the amount of $750 for the first three months, (ii) monthly installments of principal and accrued interest in the amount of $2,995.73 beginning January 1, 2011 through and including August 1, 2015, and (iii) a final balloon payment of principal and accrued interest in the amount of $376,610 on September 15, 2015.  The Loan may be prepaid, in whole or in part, without penalty.  The Loan contains customary events of default, with corresponding cure periods, including, payment defaults.

The Loan is secured by a mortgage which entails, among other things, (i) a perfected first priority lien on the real and personal property at the Property and any improvements thereto; and (ii) a pledge of all rents, income and profits derived from the Property.  The mortgage also contains customary covenants including, among others, limitations on NSP’s right to grant liens and negative pledges.

The foregoing description does not purport to be a complete description of the terms of the Loan or the mortgage and is qualified in its entirety by reference to the Mortgage Note and Mortgage Deed attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Item 9.01.                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Commercial Contract dated August 12, 2010 by and between NanoSonic Products, Inc. and Damon and Danielle Stone.
10.2	Mortgage Note dated September 15, 2010 made by NanoSonic Products, Inc. and CTD Holdings, Inc. in favor of Damon and Danielle Stone.
10.3	Mortgage Deed dated September 15, 2010 made by NanoSonic Products, Inc. in favor of Damon and Danielle Stone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD HOLDINGS, INC.

By:	/s/ C.E. Rick Strattan
Name:	C.E. Rick Strattan
Title:	Chief Executive Officer

Date:  September 17, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commercial Contract dated August 12, 2010 by and between NanoSonic Products, Inc. and Damon and Danielle Stone.
10.2	Mortgage Note dated September 15, 2010 made by NanoSonic Products, Inc. and CTD Holdings, Inc. in favor of Damon and Danielle Stone.
10.3	Mortgage Deed dated September 15, 2010 made by NanoSonic Products, Inc. in favor of Damon and Danielle Stone.